UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2022

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40524	90-2409612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5269 W. 62nd Avenue, Arvada, Colorado	80003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend those disclosures made by SHF Holdings, Inc. (the “Company”) in its Current Reports on Form 8-K (the “Original Form 8-Ks”) filed with the Securities and Exchange Commission on October 31, 2022 and November 3, 2022. The Original 8-Ks contained typographical errors relating to the date of the Merger Agreement and the consideration payable at the one-year anniversary of the Closing. As set forth below, the correct date of the Merger Agreement is October 29, 2022 and the correct consideration payable at the one-year anniversary of the Closing is $12,600,000. No other changes have been made to the Original 8-Ks.

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 29, 2022, SHF Holdings, Inc., a Delaware corporation (the “Parent” or “SHF”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Parent, SHF Merger Sub I, a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), SHF Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca (the “Company”) and Dan Roda, solely in such individual’s capacity as the representative of the Company Security Holders (the “Company Stockholders’ Representative”). Capitalized terms not defined herein have the meaning assigned to them in the Merger Agreement.

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, (a) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub I will be merged with and into the Company, with the Company surviving that first merger as a direct wholly-owned subsidiary of Parent (“Merger I”) and (b) immediately following the effective time of the Merger I, in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), the Company, as the surviving entity in Merger I, will be merged with and into Merger Sub II (“Merger II” and, collectively with Merger I, the “Mergers”), with Merger Sub II surviving Merger II as a direct wholly-owned subsidiary of Parent.

The Parties intend that the Mergers constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321 and qualify as a reorganization within the meaning of Section 368(a) of the Code, and the Parties intend, by execution of the Merger Agreement, to adopt a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a)

The Agreement provides that the Parent will acquire the Company in exchange for (a) cash consideration in an amount equal to (i) $9,000,000 ($3,000,000 is payable at Closing, with an additional $3,000,000 payable at each of the one-year and two-year anniversaries of the Closing), (collectively, the “Cash Consideration”); and (b) $21,000,000 of validly issued, fully paid and non-assessable shares of the Parent’s common stock, $0.0001 par value per share, payable in two installments of $8,400,000 less certain transaction expenses as described in the Merger Agreement at Closing and $12,600,000 at the one-year anniversary of the Closing (collectively, the “Share Consideration”).

Each of the Parent, the Merger Subs, and the Company has provided customary representations, warranties and covenants in the Agreement. The completion of the Mergers is subject to various closing conditions, including (a) the requisite regulatory approvals being obtained; (b) the absence of any applicable order (whether temporary, preliminary or permanent) in effect which prohibits the consummation of the Mergers; (c) the absence of any law of any governmental authority of competent jurisdiction prohibiting the consummation of the Mergers; (d) the Company obtaining the Requisite Company Vote (as defined in the Merger Agreement); and (e) the Parent, at its option, adjusting the Cash Consideration or obtaining stockholder approval of the issuance of securities in excess of 19.99% of the issued and outstanding Class A Common Stock of the Parent in the Mergers.

The Merger Agreement contains termination rights for each of Parent and the Company, including, among others, if the Merger has not been consummated by or before 5:00 p.m., Eastern Time, on November 30, 2022 subject to automatic extension until 5:00 p.m., Eastern Time, on December 31, 2022 if the Parties are making substantial efforts toward consummating the Closing, which may be extended by mutual consent of the Parties.

The Company will be subject to customary restrictions on soliciting or initiating discussions with respect to alternative Acquisition Proposals and restrictions on its ability to respond to or enter into any agreement with respect to an alternative Acquisition Proposal, subject to certain limited exceptions to permit the Company Board and the Special Committee to comply with their fiduciary duties.

The Company Board has unanimously determined that the Merger Agreement and the Mergers are advisable and in the best interests of the Company Stockholders, has approved the Mergers on the terms and subject to the conditions set forth in the Merger Agreement, has adopted the Merger Agreement, and resolved to recommend that the stockholders of the Company adopt and approve this Merger Agreement, subject to the right of the Company Board to withhold, withdraw, qualify or modify its recommendation in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

As previously reported, on October 29, 2022, SHF Holdings, Inc., a Delaware corporation (the “Parent” or “SHF”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Parent, SHF Merger Sub I, a Delaware corporation and a direct wholly-owned subsidiary of Parent, SHF Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent, Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca (the “Company”), and Dan Roda, solely in such individual’s capacity as the representative of the Company Security Holders.

The Merger Agreement provides that the Parent will acquire the Company in exchange for (a) cash consideration in an amount equal to (i) $9,000,000 ($3,000,000 is payable at Closing, with an additional $3,000,000 payable at each of the one-year and two-year anniversaries of the Closing); and (b) $21,000,000 of validly issued, fully paid and non-assessable shares of the Parent’s common stock, $0.0001 par value per share, payable in two installments of $8,400,000, the number of shares to be calculated by dividing the installment amount by the volume weighted average price per share of Parent Common Stock as reported on the NASDAQ for the ten consecutive trading days ending on the trading day immediately preceding the Closing Date, (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events) less certain transaction expenses as described in the Merger Agreement at Closing and $12,600,000, calculated by dividing the installment amount by the volume weighted average price per share of Parent Common Stock as reported on the NASDAQ for the ten consecutive trading days ending on the trading day immediately preceding the first anniversary of the closing date, at the one-year anniversary of the Closing. The issuance of the shares offered as consideration was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption provided by Rule 506(b) of Regulation D of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 7.01 Regulation FD Disclosure.

On October 31, 2022, the Company issued a press release announcing its entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated October 31, 2022, by and among SHF Holdings, Inc., a Delaware corporation, Merger Sub I, a Delaware corporation, Merger Sub II, a Delaware limited liability corporation, Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of the Company Security Holders.*
(filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 31, 2022 and incorporated herein by reference)

99.1	Press Release dated October 31, 2022.
(filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 31, 2022 and incorporated herein by reference)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date:	November 10, 2022

By:	/s/ Donnie Emmi
Name:	Donnie Emmi
Title:	Chief Legal Officer